Exhibit 99.1
LIVE OAK BANCSHARES, INC. REPORTS SECOND QUARTER 2024 RESULTS
Wilmington, NC, July 24, 2024 - Live Oak Bancshares, Inc. (NYSE: LOB) (“Live Oak” or “the Company”) today reported second quarter of 2024 net income of $27.0 million, or $0.59 per diluted share.
“Live Oak delivered a solid quarter with growth in loans, deposits and revenue as we continue our mission to serve small businesses across the country,” said Live Oak Chairman and Chief Executive Officer James S. (Chip) Mahan III. “The strength of our portfolio is due to the quality of the entrepreneurs we serve. Our focus on credit strength, specialized industries and deep expertise continues to demonstrate the power of our franchise, and we are confident in the long-term opportunities ahead.”
Second Quarter 2024 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	2Q 2024	1Q 2024	Dollars	Percent	2Q 2023
Total revenue (1)	$125,479	$116,208	$9,271	8.0%	$108,458
Total noninterest expense	77,656	77,737	(81)	(0.1)	76,457
Income before taxes	36,058	22,107	13,951	63.1	18,973
Effective tax rate	25.2%	(24.8)%	n/a	n/a	7.5%
Net income	$26,963	$27,586	$(623)	(2.3)%	$17,544
Diluted earnings per share	0.59	0.60	(0.01)	(1.7)	0.39
Loan and lease production:
Loans and leases originated	$1,171,141	$805,129	$366,012	45.5%	$861,033
% Fully funded	38.2%	43.8%	n/a	n/a	49.4%
Total loans and leases:	$9,535,766	$9,223,310	$312,456	3.4%	$8,360,174
Total assets:	11,868,570	11,505,569	363,001	3.2	10,819,196
Total deposits:	10,707,031	10,383,361	323,670	3.1	9,879,111
(1)Total revenue consists of net interest income and total noninterest income.
Loans and Leases
As of June 30, 2024, the total loan and lease portfolio was $9.54 billion, 3.4% above its level at March 31, 2024, and 14.1% above its level a year ago. This growth was the product of strong origination volumes. Compared to the first quarter of 2024, loans and leases held for investment increased $259.6 million, or 2.9%, to $9.17 billion while loans held for sale increased $52.9 million, or 17.0%, to $363.6 million. Average loans and leases were $9.38 billion during the second quarter of 2024 compared to $9.11 billion during the first quarter of 2024.
The total loan and lease portfolio at June 30, 2024, and March 31, 2024, was comprised of 36.4% and 37.4% of guaranteed loans and leases, respectively.
Loan and lease originations totaled $1.17 billion during the second quarter of 2024, an increase of $366.0 million, or 45.5%, from the first quarter of 2024. Loan and lease originations increased $310.1 million, or 36.0%, from the second quarter of 2023.

Deposits
Total deposits increased to $10.71 billion at June 30, 2024, an increase of $323.7 million compared to March 31, 2024, and an increase of $827.9 million compared to June 30, 2023. The increase in total deposits from prior periods was to support growth in the loan and lease portfolio as well as the Company’s targeted liquidity levels.
Average total interest-bearing deposits for the second quarter of 2024 increased $197.7 million, or 2.0%, to $10.27 billion, compared to $10.07 billion for the first quarter of 2024. The ratio of average total loans and leases to average interest-bearing deposits was 91.4% for the second quarter of 2024, compared to 90.4% for the first quarter of 2024.
Borrowings
Borrowings totaled $117.7 million at June 30, 2024 compared to $120.2 million and $28.3 million at March 31, 2024, and June 30, 2023, respectively. During the first quarter of 2024, the Company increased long-term borrowings by $100.0 million through an unsecured 5.95% fixed rate 60-month term loan with a third party correspondent bank. This increase in borrowings was to strategically enhance capital levels in order to accommodate future growth expectations.
Net Interest Income
Net interest income for the second quarter of 2024 was $91.3 million compared to $90.1 million for the first quarter of 2024 and $84.3 million for the second quarter of 2023. The net interest margin for the second quarter of 2024 and first quarter of 2024 was 3.28% and 3.33%, respectively, a decrease of five basis points quarter over quarter. During the second quarter of 2024, the average cost of interest-bearing liabilities increased by eight basis points, partially driven by a full quarter’s worth of interest expense on the $100.0 million incremental borrowing added in late first quarter of 2024, while the average yield on interest-earning assets increased by one basis point.
The increase in net interest income for the second quarter of 2024 compared to the second quarter of 2023 was driven by growth in average loans and leases held for investment. Partially mitigating this increase was a decrease in the net interest margin by one basis point arising from an increase in deposits and borrowings, combined with the increase in average cost of funds, outpacing the increase in average yield on interest-earning assets.
Noninterest Income
Noninterest income for the second quarter of 2024 was $34.2 million, an increase of $8.1 million compared to the first quarter of 2024, and an increase of $10.0 million compared to the second quarter of 2023. The primary drivers in noninterest income changes are outlined below.
Net gains on sales of loans was $14.4 million, a $2.9 million increase compared to the first quarter of 2024 and a $3.6 million increase compared to the second quarter of 2023. The quarter over quarter increase in net gains on sales of loans was largely the result of increased loan sale volumes, and the increase over the second quarter of 2023 was largely related to higher premiums while loan sale volumes remained somewhat consistent. The average guaranteed loan sale premium was 106%, 107% and 105% for the second and first quarters of 2024 and second quarter of 2023, respectively. The volume of guaranteed loans sold was $250.5 million for the second quarter of 2024 compared to $186.7 million sold in the first quarter of 2024 and $245.1 million sold in the second quarter of 2023.
Equity method investment losses totaled $1.8 million for the second quarter of 2024, a $3.3 million decrease from $5.0 million in losses in the first quarter of 2024. The decrease was principally related to lower levels of underlying losses in several of the Company’s equity method investees.
Other noninterest income for the second quarter of 2024 totaled $11.0 million compared to $3.9 million for the second quarter of 2023. This $7.1 million increase in noninterest income was largely related to a $6.7 million gain arising from the sale of one of the Company’s aircraft in the second quarter of 2024.
Noninterest Expense
Noninterest expense for the second quarter of 2024 totaled $77.7 million compared to $77.7 million for the first quarter of 2024 and $76.5 million for the second quarter of 2023. Compared to the second quarter of 2023, noninterest expense was principally impacted by increased salaries and employee benefits of $3.2 million, partially offset by $2.4 million in decreased levels of FDIC insurance expense. The increase in salaries and employee benefits was largely the product of continued investment in human resources to support strategic and growth initiative, while the decrease in FDIC insurance expense was the product of favorable changes in the Company’s FDIC assessment rates.

Asset Quality
During the second quarter of 2024, the Company recognized net charge-offs for loans carried at historical cost of $8.3 million, compared to $3.2 million in the first quarter of 2024 and $1.2 million in the second quarter of 2023. Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, was 0.38%, 0.15% and 0.06%, respectively.
Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $9.6 million and $7.9 million accounted for under the fair value option at June 30, 2024, and March 31, 2024, respectively, decreased to $37.3 million, or 0.42% of loans and leases held for investment which are carried at historical cost, at June 30, 2024, compared to $43.1 million, or 0.51%, at March 31, 2024.
Provision for Credit Losses
The provision for credit losses for the second quarter of 2024 totaled $11.8 million compared to $16.4 million for the first quarter of 2024 and $13.0 million for the second quarter of 2023. The lower level of provision expense in the second quarter of 2024 was primarily the result of a decrease in specific reserves required for loans individually evaluated for impairment.
The allowance for credit losses on loans and leases totaled $137.9 million at June 30, 2024, compared to $139.0 million at March 31, 2024. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.57% and 1.63% at June 30, 2024, and March 31, 2024, respectively.
Income Tax
Income tax expense (benefit) and related effective tax rate was $9.1 million and 25.2% for the second quarter of 2024, $(5.5) million and (24.8)% for the first quarter of 2024 and $1.4 million and 7.5% for the second quarter of 2023, respectively. The higher level of income tax expense for the second quarter of 2024 compared to the first quarter of 2024 was primarily the result of $10.6 million in increased levels of investment tax credits in the first quarter of 2024, arising from the Internal Revenue Service’s expansion of qualifying energy communities guidance during that quarter. The higher level of income tax expense for the second quarter of 2024 as compared to the second quarter of 2023 was primarily the result of the combination of increased pretax income and lower levels of anticipated investment tax credits in 2024 as compared to the prior year.
Conference Call
Live Oak will host a conference call to discuss the Company's financial results and business outlook tomorrow, July 25, 2024, at 9:00 a.m. ET. The call will be accessible by telephone and webcast using Conference ID: 54806566. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event. The conference call details are as follows:
Live Telephone Dial-In
U.S.: 888.259.6580
International: +1 416.764.8624
Pass Code: None Required
Live Webcast Log-In
Webcast Link: investor.liveoakbank.com
Registration: Name and Email Required
Multi-Factor Code: Provided After Registration

Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the impacts of global health crises and pandemics, such as the Coronavirus Disease 2019 (COVID-19) pandemic, on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems or those of its third-party service providers; technological risks and developments, including cyber threats, attacks, or events; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; changes in political and economic conditions, including any prolonged U.S. government shutdown; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (NYSE: LOB) is a financial holding company and the parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.
Contacts:
Walter J. Phifer | CFO | Investor Relations | 910.202.6926
Claire Parker | Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended					2Q 2024 Change vs.
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2024	2Q 2023
Interest income						%	%
Loans and fees on loans	$181,840	$176,010	$169,531	$162,722	$152,362	3.3	19.3
Investment securities, taxable	9,219	8,954	8,746	8,701	8,503	3.0	8.4
Other interest earning assets	7,389	7,456	8,259	9,188	8,847	(0.9)	(16.5)
Total interest income	198,448	192,420	186,536	180,611	169,712	3.1	16.9
Interest expense
Deposits	105,358	101,998	96,695	90,914	85,003	3.3	23.9
Borrowings	1,770	311	265	287	407	469.1	334.9
Total interest expense	107,128	102,309	96,960	91,201	85,410	4.7	25.4
Net interest income	91,320	90,111	89,576	89,410	84,302	1.3	8.3
Provision for credit losses	11,765	16,364	8,995	10,279	13,028	(28.1)	(9.7)
Net interest income after provision for credit losses	79,555	73,747	80,581	79,131	71,274	7.9	11.6
Noninterest income
Loan servicing revenue	7,347	7,624	7,342	6,990	6,687	(3.6)	9.9
Loan servicing asset revaluation	(2,878)	(2,744)	(3,974)	11,335	(2,831)	(4.9)	(1.7)
Net gains on sales of loans	14,395	11,502	12,891	12,675	10,804	25.2	33.2
Net gain (loss) on loans accounted for under the fair value option	172	(219)	(170)	(568)	1,728	178.5	(90.0)
Equity method investments (loss) income	(1,767)	(5,022)	47	(1,034)	(2,055)	64.8	14.0
Equity security investments gains (losses), net	161	(529)	(384)	(783)	121	130.4	33.1
Lease income	2,423	2,453	2,439	2,498	2,535	(1.2)	(4.4)
Management fee income	3,271	3,271	3,309	3,277	3,266	—	0.2
Other noninterest income	11,035	9,761	8,607	3,501	3,901	13.1	182.9
Total noninterest income	34,159	26,097	30,107	37,891	24,156	30.9	41.4
Noninterest expense
Salaries and employee benefits	46,255	47,275	44,274	42,947	43,066	(2.2)	7.4
Travel expense	2,328	2,438	1,544	2,197	2,770	(4.5)	(16.0)
Professional services expense	3,061	1,878	3,052	1,762	1,996	63.0	53.4
Advertising and marketing expense	3,004	3,692	2,501	3,446	3,009	(18.6)	(0.2)
Occupancy expense	2,388	2,247	2,231	2,129	2,205	6.3	8.3
Technology expense	7,996	7,723	8,402	7,722	8,005	3.5	(0.1)
Equipment expense	3,511	3,074	3,480	3,676	4,023	14.2	(12.7)
Other loan origination and maintenance expense	3,659	3,911	3,937	3,498	3,442	(6.4)	6.3
Renewable energy tax credit investment impairment (recovery)	170	(927)	14,575	—	—	118.3	100.0
FDIC insurance	2,649	3,200	4,091	4,115	5,061	(17.2)	(47.7)
Other expense	2,635	3,226	5,117	2,770	2,880	(18.3)	(8.5)
Total noninterest expense	77,656	77,737	93,204	74,262	76,457	(0.1)	1.6
Income before taxes	36,058	22,107	17,484	42,760	18,973	63.1	90.0
Income tax expense (benefit)	9,095	(5,479)	1,321	2,967	1,429	266.0	536.5
Net income	$26,963	$27,586	$16,163	$39,793	$17,544	(2.3)	53.7
Earnings per share
Basic	$0.60	$0.62	$0.36	$0.89	$0.40	(3.2)	50.0
Diluted	$0.59	$0.60	$0.36	$0.88	$0.39	(1.7)	51.3
Weighted average shares outstanding
Basic	44,974,942	44,762,308	44,516,646	44,408,997	44,327,474
Diluted	45,525,082	45,641,210	45,306,506	45,268,745	44,835,089

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended					2Q 2024 Change vs.
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2024	2Q 2023
Assets						%	%
Cash and due from banks	$615,449	$597,394	$582,540	$534,774	$808,131	3.0	(23.8)
Certificates of deposit with other banks	250	250	250	3,750	4,000	—	(93.8)
Investment securities available-for-sale	1,151,195	1,120,622	1,126,160	1,099,878	1,133,146	2.7	1.6
Loans held for sale	363,632	310,749	387,037	572,604	523,776	17.0	(30.6)
Loans and leases held for investment (1)	9,172,134	8,912,561	8,633,847	8,202,631	7,836,398	2.9	17.0
Allowance for credit losses on loans and leases	(137,867)	(139,041)	(125,840)	(121,273)	(120,116)	0.8	(14.8)
Net loans and leases	9,034,267	8,773,520	8,508,007	8,081,358	7,716,282	3.0	17.1
Premises and equipment, net	267,864	258,071	257,881	258,041	269,485	3.8	(0.6)
Foreclosed assets	8,015	8,561	6,481	6,701	—	(6.4)	100.0
Servicing assets	51,528	49,343	48,591	47,127	31,042	4.4	66.0
Other assets	376,370	387,059	354,476	346,227	333,334	(2.8)	12.9
Total assets	$11,868,570	$11,505,569	$11,271,423	$10,950,460	$10,819,196	3.2	9.7
Liabilities and shareholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$264,013	$226,668	$259,270	$239,536	$229,833	16.5	14.9
Interest-bearing	10,443,018	10,156,693	10,015,749	9,764,106	9,649,278	2.8	8.2
Total deposits	10,707,031	10,383,361	10,275,019	10,003,642	9,879,111	3.1	8.4
Borrowings	117,745	120,242	23,354	25,847	28,317	(2.1)	315.8
Other liabilities	82,745	74,248	70,384	70,603	79,280	11.4	4.4
Total liabilities	10,907,521	10,577,851	10,368,757	10,100,092	9,986,708	3.1	9.2
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	356,381	349,648	344,568	340,929	341,032	1.9	4.5
Class B common stock (non-voting)	—	—	—	—	—	—	—
Retained earnings	695,172	669,307	642,817	627,759	589,036	3.9	18.0
Accumulated other comprehensive loss	(90,504)	(91,237)	(84,719)	(118,320)	(97,580)	0.8	7.3
Total shareholders' equity	961,049	927,718	902,666	850,368	832,488	3.6	15.4
Total liabilities and shareholders’ equity	$11,868,570	$11,505,569	$11,271,423	$10,950,460	$10,819,196	3.2	9.7
(1)Includes $363.0 million, $379.2 million, $388.0 million, $410.1 million and $441.8 million measured at fair value for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Six Months Ended
	June 30, 2024	June 30, 2023
Interest income
Loans and fees on loans	$357,850	$291,414
Investment securities, taxable	18,173	16,050
Other interest earning assets	14,845	13,664
Total interest income	390,868	321,128
Interest expense
Deposits	207,356	152,598
Borrowings	2,081	2,211
Total interest expense	209,437	154,809
Net interest income	181,431	166,319
Provision for credit losses	28,129	32,049
Net interest income after provision for credit losses	153,302	134,270
Noninterest income
Loan servicing revenue	14,971	13,067
Loan servicing asset revaluation	(5,622)	(2,475)
Net gains on sales of loans	25,897	20,979
Net loss on loans accounted for under the fair value option	(47)	(2,801)
Equity method investments (loss) income	(6,789)	(5,007)
Equity security investments (losses) gains, net	(368)	198
Lease income	4,876	5,070
Management fee income	6,542	6,738
Other noninterest income	20,796	7,966
Total noninterest income	60,256	43,735
Noninterest expense
Salaries and employee benefits	93,530	87,831
Travel expense	4,766	5,181
Professional services expense	4,939	2,923
Advertising and marketing expense	6,696	6,612
Occupancy expense	4,635	4,130
Technology expense	15,719	15,734
Equipment expense	6,585	7,841
Other loan origination and maintenance expense	7,570	7,369
Renewable energy tax credit investment (recovery) impairment	(757)	69
FDIC insurance	5,849	8,464
Other expense	5,861	9,265
Total noninterest expense	155,393	155,419
Income before taxes	58,165	22,586
Income tax expense	3,616	4,644
Net income	$54,549	$17,942
Earnings per share
Basic	$1.22	$0.41
Diluted	$1.20	$0.40
Weighted average shares outstanding
Basic	44,868,625	44,242,785
Diluted	45,583,146	44,900,323

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Income Statement Data
Net income	$26,963	$27,586	$16,163	$39,793	$17,544
Per Common Share
Net income, diluted	$0.59	$0.60	$0.36	$0.88	$0.39
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	21.35	20.64	20.23	19.12	18.77
Tangible book value (1)	21.28	20.57	20.15	19.04	18.69
Performance Ratios
Return on average assets (annualized)	0.93%	0.98%	0.58%	1.46%	0.66%
Return on average equity (annualized)	11.39	11.93	7.36	18.68	8.26
Net interest margin	3.28	3.33	3.32	3.37	3.29
Efficiency ratio (1)	61.89	66.89	77.88	58.34	70.49
Noninterest income to total revenue	27.22	22.46	25.16	29.76	22.27
Selected Loan Metrics
Loans and leases originated	$1,171,141	$805,129	$981,703	$1,073,255	$861,033
Outstanding balance of sold loans serviced	4,292,857	4,329,097	4,238,328	4,028,575	3,813,852
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (3)	1.57%	1.63%	1.53%	1.56%	1.62%
Net charge-offs (3)	$8,253	$3,163	$4,428	$9,122	$1,154
Net charge-offs to average loans and leases held for investment (2) (3)	0.38%	0.15%	0.22%	0.48%	0.06%

Nonperforming loans and leases at historical cost (3)
Unguaranteed	$37,340	$43,117	$39,285	$33,255	$44,899
Guaranteed	122,752	105,351	95,678	65,837	66,322
Total	160,092	148,468	134,963	99,092	111,221
Unguaranteed nonperforming historical cost loans and leases, to loans and leases held for investment (3)	0.42%	0.51%	0.48%	0.43%	0.61%

Nonperforming loans at fair value (4)
Unguaranteed	$9,590	$7,942	$7,230	$6,518	$8,602
Guaranteed	51,570	47,620	41,244	39,378	45,114
Total	61,160	55,562	48,474	45,896	53,716
Unguaranteed nonperforming fair value loans to fair value loans held for investment (4)	2.64%	2.09%	1.86%	1.59%	1.95%

Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	11.85%	11.89%	11.73%	11.63%	11.55%
Tier 1 leverage capital (to average assets)	8.71	8.69	8.58	8.56	8.46
Notes to Quarterly Selected Financial Data
(1)See accompanying GAAP to Non-GAAP Reconciliation.
(2)Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.
(3)Loans and leases at historical cost only (excludes loans measured at fair value).
(4)Loans accounted for under the fair value option only (excludes loans and leases carried at historical cost).

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Interest-earning balances in other banks	$555,570	$7,389	5.35%	$542,243	$7,456	5.53%
Investment securities	1,263,675	9,219	2.93	1,240,861	8,954	2.90
Loans held for sale	387,824	9,329	9.67	353,476	8,354	9.51
Loans and leases held for investment (1)	8,997,164	172,511	7.71	8,753,232	167,656	7.70
Total interest-earning assets	11,204,233	198,448	7.12	10,889,812	192,420	7.11
Less: Allowance for credit losses on loans and leases	(136,668)			(125,447)
Noninterest-earning assets	562,488			550,839
Total assets	$11,630,053			$11,315,204
Interest-bearing liabilities:
Interest-bearing checking	$304,505	$4,267	5.64%	$300,067	$4,183	5.61%
Savings	4,804,037	48,617	4.07	4,552,390	46,171	4.08
Money market accounts	128,625	186	0.58	125,317	187	0.60
Certificates of deposit	5,032,856	52,288	4.18	5,094,553	51,457	4.06
Total deposits	10,270,023	105,358	4.13	10,072,327	101,998	4.07
Borrowings	119,321	1,770	5.97	26,772	311	4.67
Total interest-bearing liabilities	10,389,344	107,128	4.15	10,099,099	102,309	4.07
Noninterest-bearing deposits	223,026			213,571
Noninterest-bearing liabilities	70,667			77,942
Shareholders' equity	947,016			924,592
Total liabilities and shareholders' equity	$11,630,053			$11,315,204
Net interest income and interest rate spread		$91,320	2.97%		$90,111	3.04%
Net interest margin			3.28			3.33
Ratio of average interest-earning assets to average interest-bearing liabilities			107.84%			107.83%
(1)Average loan and lease balances include non-accruing loans and leases.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Total shareholders’ equity	$961,049	$927,718	$902,666	$850,368	$832,488
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,644	1,682	1,721	1,759	1,797
Tangible shareholders’ equity (a)	$957,608	$924,239	$899,148	$846,812	$828,894
Shares outstanding (c)	45,003,856	44,938,673	44,617,673	44,480,215	44,351,715
Total assets	$11,868,570	$11,505,569	$11,271,423	$10,950,460	$10,819,196
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,644	1,682	1,721	1,759	1,797
Tangible assets (b)	$11,865,129	$11,502,090	$11,267,905	$10,946,904	$10,815,602
Tangible shareholders’ equity to tangible assets (a/b)	8.07%	8.04%	7.98%	7.74%	7.66%
Tangible book value per share (a/c)	$21.28	$20.57	$20.15	$19.04	$18.69
Efficiency ratio:
Noninterest expense (d)	$77,656	$77,737	$93,204	$74,262	$76,457
Net interest income	91,320	90,111	89,576	89,410	84,302
Noninterest income	34,159	26,097	30,107	37,891	24,156
Total revenue (e)	$125,479	$116,208	$119,683	$127,301	$108,458
Efficiency ratio (d/e)	61.89%	66.89%	77.88%	58.34%	70.49%
This press release presents non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.